Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

John R. Fitzpatrick, III, President, Chief Executive and Chief Financial Officer of US Highland, Inc. (the “Company”) certifies, under the standards set forth and solely for the purposes of 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Annual Report on Form 10-K of the Company for the year ended December 31, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange  Act of 1934 and information contained in that Form 10-K fairly presents, in all material respects, the financial condition and  results of operations of the Company.

Dated: May 5, 2014

/s/ John R. Fitzpatrick, III

John R. Fitzpatrick, III

President, President, Chief Executive Officer and Chief Financial Officer and Director

(Principal Executive and Principal Financial and Accounting Officer)